UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 25, 2006

CATALYTICA ENERGY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31953	77-0410420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

301 West Warner Road, Suite 132, Tempe, AZ  85284

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (480) 556-5555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 25, 2006 (the “Closing Date”), Catalytica Energy Systems, Inc. (the “Registrant”) entered into an Asset Purchase Agreement dated October 25, 2006 (the “APA”) with Eaton Corporation (the “Buyer”) providing for the sale of the assets and intellectual property of the Registrant’s diesel fuel processing business (the “Diesel Business”).  Under the APA, the Registrant also assigned to the Buyer the Registrant’s lease of its facilities at 430 Ferguson Drive, Mountain View, California (the “Mountain View Lease”) and the Buyer assumed the future rental payment and building restoration obligations under such lease.  The Registrant also licensed all other intellectual property owned by the Registrant and used in the Diesel Business (but not transferred to Buyer under the APA) to the Buyer for use solely in the Diesel Business.  The Buyer also has agreed to extend offers to certain former employees of the Registrant who were terminated by the Registrant in connection with the exit by the Registrant from the Diesel Business as more fully described in Item 2.05 below. The closing of the sale pursuant to the terms of the APA occurred on October 25, 2006.

Under the terms of the APA, the Registrant received $2.4 million in gross cash proceeds from the Buyer in exchange for the sale and conveyance of the assets, properties and rights of the Registrant identified in the APA relating to the Diesel Business and the licensing of other intellectual property owned by the Registrant to the Buyer for use in the Diesel Business, and the Buyer agreed to assume certain liabilities, including those described above relating to the Mountain View Lease.    In addition, the Buyer paid the Registrant an additional $700,000 in connection with the sale and related expenses.  The Registrant estimates it incurred total sales commissions and related closing expenses of approximately $300,000.

Under the APA, the Registrant provided various customary representations, warranties and indemnities to the Buyer relating to the assets and intellectual property assigned and licensed to the Buyer and other terms and conditions of the transactions under the APA, with the Registrant’s liability for breaches of such representations and warranties generally limited to the amount of the purchase price under the APA.

Pursuant to the APA, the Registrant has agreed that, subject to certain conditions contained in the APA, for a five (5) year period following the Closing Date, it will not, directly or indirectly, enter into or engage in a business that competes with the Diesel Business or solicit business relating to the Diesel Business or employees of the Buyer involved in the Diesel Business. The foregoing restrictions, however, do not apply to (i) any person or entity that acquires the Registrant, by merger, consolidation, sale of all or substantially all of its assets, purchase or other acquisition of a majority of the Registrant’s voting securities or otherwise, so long as such acquirer was not an affiliate of the Registrant prior to such acquisition, or (ii) any person or entity that acquires any of the Registrant’s assets, whether by purchase or by sale in connection with any reorganization or liquidation of the Registrant, so long as such acquirer was not an affiliate of the Registrant prior to such acquisition.

The press release issued by the Registrant announcing the closing of the sale of the Diesel Business to Buyer is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the APA, which is attached as Exhibit 10.1 hereto and incorporated by reference in its entirety herein.

Contingent upon the closing of the sale of the Diesel Business to Buyer under the APA, the Compensation Committee of the Board of Directors of the Registrant has awarded a bonus in the amount of $215,000 to Ralph Dalla Betta, the Registrant’s Vice President and Chief Technology Officer, in consideration of Mr. Dalla Betta’s assistance with the sale of the Diesel Business and his significant contributions to the Registrant and its predecessors since 1976.

Item 1.02               Termination of a Material Definitive Agreement.

In connection with the Registrant’s sale of the Diesel Business pursuant to the APA, the Registrant assigned to the Buyer and the Buyer assumed from the Registrant the Mountain View Lease with Jack Dymond Associates (the “Landlord”), thereby terminating the Registrant’s obligations to make future rental payments and building restorations under the Mountain View Lease.  The assignment of the Mountain View Lease also included the assignment of two subleases under the Mountain View Lease in which the Registrant was the sublessor.  The Landlord consented to the assignment of the Mountain View Lease and related subleases to the Buyer.

Item 2.01               Completion of Acquisition or Disposition of Assets.

On October 25, 2006, the Registrant completed the sale and disposition of the Registrant’s Diesel Business to Buyer for $2.4 million in gross cash proceeds, as described in Item 1.01.  The press release issued by the Registrant announcing the closing of the sale of the Diesel Business to Buyer is attached as Exhibit 99.1 hereto and is incorporated by reference in its entirety herein.

Item 2.05               Costs Associated With Exit or Disposal Activities.

(a)           In connection with the closing of the sale of the Registrant’s Diesel Business pursuant to the APA, as described in Item 1.01, the Registrant exited the diesel fuel processing business and engaged in a reduction in workforce (the “Exit Plan”).  The Registrant sold its Diesel Business as part of its initiatives to divest of non-revenue generating businesses, assets and technologies, and maintain financial viability by reducing costs, allowing the Registrant to position itself to become a stronger, self-sustaining company with its SCR catalyst and management services business providing a foundation for future growth.

Under the Exit Plan, approximately 18 employees of the Registrant are expected to be terminated during the fourth quarter of 2006.  The Registrant has ceased any further development work in its Diesel Business and will seek to terminate any remaining obligations not assumed by the Buyer of the Diesel Business by December 31, 2006.

(b)           The estimated amount expected to be incurred by the Registrant in connection with the Exit Plan for one-time termination benefits is approximately $1 million, all of which is anticipated to be incurred in the fourth quarter of 2006.

(c)           The total estimated amount expected to be incurred by the Registrant in connection with the Exit Plan is approximately $1 million, all of which is anticipated to be incurred during the fourth quarter of 2006.

(d)           The estimated amount of the charge that will result in future cash expenditures in connection with the Exit Plan is approximately $1 million.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbors created therein.   These forward-looking statements include, but are not limited to, those statements regarding (i) the terms and conditions of, and the completion of the remaining obligations under, the APA, (ii) the amount of the estimated sales commissions and related closing expenses associated with the transactions contemplated by the APA, (iii) the estimated number of employees to be terminated in connection with the Exit Plan and the anticipated timing of such terminations, (iv) completion of all remaining contractual obligations relating to the Diesel Business and not assumed by Buyer, (v) the success of the Registrant’s initiatives to divest of non-revenue generating businesses, assets and technologies, (vi) the Registrant’s ability to maintain financial viability by reducing costs, (vii) the Registrant’s positioning as a stronger, self-sustaining company, (viii) the ability of the Registrant’s SCR catalyst and management services business to provide a foundation for future growth, (ix) the estimated total amount and timing of charges expected to be incurred by the Registrant in connection with the Exit Plan for one-time termination benefits, (x) the total amount and timing of charges expected to be incurred by the Registrant in connection with the Exit Plan, and (xi) the estimated amount and timing of the charge that will result in future cash expenditures.

These forward-looking statements involve known and unknown risks and uncertainties that may cause actual results and events to differ materially from those expressed in the forward-looking statements.  These risks and uncertainties include, among others,  the risk that the Registrant may be required to indemnify the Buyer pursuant to the terms and conditions of the APA, the application of legal or equitable remedies, risks associated with the development generally of the Registrant’s overall strategic objectives and the other risks set forth in the Registrant’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-QSB filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause actual results to differ materially from those contained in such forward-looking statements.  Although the Registrant believes that expectations reflected in the forward-looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements.  The Registrant undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this Current Report on Form 8-K, except as required by law.  You should not place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report on Form 8-K.  You should carefully review the risk factors described in other documents that the Registrant files from time to time with the Securities and Exchange Commission.

Item 9.01               Financial Statements and Exhibits.

(b) Pro Forma Financial Information*

(d) Exhibits

Exhibit Number	Document
10.1**	Asset Purchase Agreement dated October 25, 2006 between the Registrant and Eaton Corporation
99.1**	Press Release Issued by the Registrant dated October 26, 2006

* To be filed by amendment

**Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CATALYTICA ENERGY SYSTEMS, INC.

By:	/s/ Robert W. Zack
Robert W. Zack, President, Chief Executive Officer and Chief Financial Officer

Date: October 31, 2006

EXHIBIT INDEX

Exhibit Number	Document
10.1*	Asset Purchase Agreement dated October 25, 2006 between the Registrant and Eaton Corporation
99.1*	Press Release Issued by the Registrant dated October 26, 2006

*Filed herewith